Quantitative Funds Shareholder Report Proxy Voting Results

At a special meeting of shareholders on July 2, 2009, fund shareholders approved the following two proposals:

Proposal 1- Elect trustees for the fund.*

The individuals listed in the table below were elected as trustees for the fund. All trustees with the exception of Messrs. McNabb and Volanakis (both of whom already served as directors of The Vanguard Group, Inc.) served as trustees to the fund prior to the shareholder meeting.

Trustee                         For      Withheld      Percentage For
John J. Brennan         159,956,902     5,954,687               96.4%
Charles D. Ellis        157,719,476     8,192,112               95.1%
Emerson U. Fullwood     158,422,350     7,489,238               95.5%
Rajiv L. Gupta          159,601,353     6,310,235               96.2%
Amy Gutmann             159,929,264     5,982,324               96.4%
JoAnn Heffernan Heisen  159,793,652     6,117,936               96.3%
F. William McNabb III   159,924,396     5,987,192               96.4%
Andre F. Perold         158,350,070     7,561,519               95.4%
Alfred M. Rankin, Jr.   159,681,434     6,230,154               96.2%
Peter F. Volanakis      159,820,426     6,091,162               96.3%

*  Results are for all funds within the same trust.

Proposal 2: - Update and standardize the funds' fundamental policies regarding:

(a) Purchasing and selling real estate.
(b) Issuing senior securities.
(c) Borrowing money.
(d) Making loans.
(e) Purchasing and selling commodities.
(f) Concentrating investments in a particular industry or group of industries.
(g) Eliminating outdated fundamental investment policies not required by law.

The revised fundamental policies are clearly stated and simple, yet comprehensive, making oversight and compliance more efficient than under the former policies. The revised fundamental policies will allow the funds to respond more quickly to regulatory and market changes, while avoiding the costs and delays associated with successive shareholder meetings.

                             For     Abstain    Against       Broker  Percentage
                                                           Non-Votes         For
Growth and Income Fund
2a                    120,275,455  5,052,367  3,888,353   11,043,547       85.8%
2b                    119,217,826  5,486,179  4,512,168   11,043,547       85.0%
2c                    117,327,673  5,535,781  6,352,718   11,043,550       83.7%
2d                    117,649,708  5,481,093  6,085,371   11,043,549       83.9%
2e                    118,074,549  5,288,964  5,852,661   11,043,548       84.2%
2f                    119,377,554  5,379,922  4,458,696   11,043,549       85.1%
2g                    119,997,396  5,324,485  3,894,293   11,043,546       85.6%

Structured Large-Cap Equity Fund
2a                     15,973,706          0          0            0      100.0%
2b                     15,973,706          0          0            0      100.0%
2c                     15,973,706          0          0            0      100.0%
2d                     15,973,706          0          0            0      100.0%
2e                     15,973,706          0          0            0      100.0%
2f                     15,973,706          0          0            0      100.0%
2g                     15,973,706          0          0            0      100.0%

Structured Large-Cap Growth Fund
2a                      1,026,701          0          0            0      100.0%
2b                      1,026,701          0          0            0      100.0%
2c                      1,026,701          0          0            0      100.0%
2d                      1,026,701          0          0            0      100.0%
2e                      1,026,701          0          0            0      100.0%
2f                      1,026,701          0          0            0      100.0%
2g                      1,026,701          0          0            0      100.0%

Structured Large-Cap Value Fund
2a                      1,370,426          0          0            0      100.0%
2b                      1,370,426          0          0            0      100.0%
2c                      1,370,426          0          0            0      100.0%
2d                      1,370,426          0          0            0      100.0%
2e                      1,370,426          0          0            0      100.0%
2f                      1,370,426          0          0            0      100.0%
2g                      1,370,426          0          0            0      100.0%

Structured Broad Market Fund
2a                      7,281,035          0          0            0      100.0%
2b                      7,281,035          0          0            0      100.0%
2c                      7,281,035          0          0            0      100.0%
2d                      7,281,035          0          0            0      100.0%
2e                      7,281,035          0          0            0      100.0%
2f                      7,281,035          0          0            0      100.0%
2g                      7,281,035          0          0            0      100.0%